Exhibit 20.1



Chase Manhattan Grantor Trust 1995A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 14 Beginning Date                     10/01/1996
Due Period 14 End Date                           10/31/1996
Determination Date                               11/08/1996
Remittance Date                                  11/15/1996


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 28.8136959711

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.9055002350

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 726,539.54
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.4842500403

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,522,766.13
      B. From Current Period                                     $ 3,638,026.24
      C. Change in Amount Between Periods (Lines B - A)            $ 115,260.11

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 828,617,115.29
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.552286351068

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 43,592,372.30
      B. Available Cash Collateral Amount Percentage            4.999999999656%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 43,592,372.30
      B. For the Next Collection Period                         $ 41,430,855.76